EXHIBIT 21
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                                  SUBSIDIARIES
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     1.   Western Power & Equipment Corp., an Oregon corporation (100% owned by the Company).

     2. Arizona Pacific Materials, LLC, an Arizona limited liability company (100% owned by the Company).